Exhibit 107

Calculation of Filing Fee Tables
Form S-8
(Form Type)
ORIGIN BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock	457(a), (c) and (h)(1)	611,676	$13.32 (2)	$8,147,524 (2)	0.0000927	$756
Total Offering Amounts					$8,147,524		$756
Total Fee Offsets							—
Net Fee Due							$756

Table 2: Fee Offset Claims and Sources

Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
457(p)

(1)     Represents shares of common stock of Origin Bancorp, Inc. (“Origin” or the “Registrant”) underlying currently outstanding option awards originally issued by BT Holdings, Inc. (“BTH”) under the BT Holdings, Inc. 2012 Equity Incentive Plan (as amended, the “Legacy BTH Plan”). On August 1, 2022, BTH merged with and into Origin. At the effective time of the Merger, Origin assumed the Legacy BTH Plan, and all then-outstanding BTH options were converted into a corresponding award with respect to shares of common stock, par value $5.00 per share, of the Registrant (“Common Stock”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers additional shares that may become issuable under the above-named plans by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.
(2)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the Registrant’s common stock on The Nasdaq Global Select Market on July 28, 2022, less the weighted average exercise price of the stock options outstanding under the Legacy BTH Plan of $28.62.